Subsidiaries of the Company

Kansas City Southern Industries, Inc., a Delaware Corporation, has no parent. All subsidiaries of the Company listed below are included in the consolidated financial statements unless otherwise indicated
                                                                State or
                                                Percentage other Jurisdiction
                                                     of      of Incorporation
                                                 Ownership   or Organization

Animal Resources, Inc. (3)*                          49%      Missouri
BBOI Worldwide LLC (8)                               50       Delaware
Berger Associates, Inc.                              80       Delaware
Carland, Inc. (5)                                   100       Delaware
DST Systems, Inc.*                                   41       Missouri
Fountain Investments, Inc.                          100       Missouri
Gateway Western Railway Company (9)                 100       Illinois
Janus Capital Corporation                            83       Colorado
Janus Capital International Ltd (7)                 100       Colorado
Janus Service Corp. (7)                             100       Colorado
KCS Transportation Company                          100       Delaware
KCS Transport Co., Inc. (1)                         100       Louisiana
Landa Motor Lines (1)                               100       Texas
Louisiana, Arkansas & Texas Trans. Co. (1)          100       Delaware
Martec Pharmaceutical, Inc. (3)*                     49       Delaware
Mexrail, Inc.*                                       49       Delaware
Mid-South Microwave, Inc.                           100       Delaware
Pabtex, Inc. (4)                                    100       Delaware
PVI, Inc.                                           100       Delaware
Rice-Carden Corporation                             100       Missouri
Southern Capital Corporation, LLC*                   50       Delaware
Southern Credit Corporation, Inc. (2)               100       Delaware
Southern Development Company                        100       Missouri
Southern Group, Inc.                                100       Delaware
Southern Industrial Services, Inc.                  100       Delaware
The Kansas City Southern Railway Company            100       Missouri
Tolmak, Inc.                                        100       Delaware
TransFin Insurance, Ltd.                            100       Vermont
Transportacion Ferroviaria
  Mexicana S. de R.L. de C.V.*                       49       Mexico
Trans-Serve, Inc. (4) (6)                           100       Delaware
Veals, Inc.                                         100       Delaware
Wyandotte Garage Corporation                         80       Missouri

 *    Unconsolidated Affiliate, Accounted for Using the Equity Method

 (1)  Subsidiary of The Kansas City Southern Railway Company
 (2)  Subsidiary of Southern Group, Inc.
 (3)  Subsidiary of PVI, Inc.
 (4)  Subsidiary of Southern Industrial Services, Inc.
 (5)  Subsidiary of Southern Credit Corporation, Inc.
 (6)  Conducting business as Superior Tie & Timber
 (7)  Subsidiary of Janus Capital Corporation
 (8)  Unconsolidated Affiliate of Berger Associates, Inc.
 (9) Subsidiary of KCS Transportation Company accounted for as an unconsolidated subsidiary under the equity method


Subsidiaries and Affiliates not shown, if taken in the aggregate, would not constitute a significant subsidiary of the Company. Subsidiaries and affiliates of DST Systems, Inc. are not shown.